Keith Sedlak Joins Harte Hanks as Senior Vice President of Sales for Marketing Services
Brings deep expertise in marketing solutions, business development and client relations
Appointment is first step in Office of the CEO’s focus on driving growth and financial performance
September 17, 2018 – San Antonio – Harte Hanks today announced that Keith Sedlak will join the Company as Senior Vice President of Sales for Marketing Services. In this role, Mr. Sedlak will draw on his significant background in marketing solutions, business development and client relations to help advance Harte Hanks’ strategy and bring the Company’s innovative approach to a broad range of clients and industries.
Most recently, Mr. Sedlak served as Senior Vice President for business development at The Engine Group, a New York-based marketing firm. Mr. Sedlak has worked with multiple Fortune 1000 companies across a variety of industries, including CPG, Automotive, Retail, Healthcare, Financial Services, Management Consulting, Travel and Technology. He brings deep experience developing data-driven solutions across all media channels and marketing technology platforms.
Mr. Sedlak, who will be based in New York City, will report to Martin Reidy, Member of the Harte Hanks Board of Directors and the Office of the CEO. The Company also announced that Chief Marketing Officer Frank Grillo has resigned effective September 17.
“We are excited to welcome Keith, whose proven track record of success and client service will be invaluable as we enter a new and exciting period for our Company,” said Mr. Reidy. “With a technology-focused, data-driven approach, Keith is ideally suited to lead growth in Marketing Services and to collaborate with the leaders of Harte Hanks’ other practice areas.”
“This appointment is an important step as we continue to bring in top talent to Harte Hanks and focus on driving growth and financial performance,” said Jack Griffin, Member of the Board of Directors and Chairman of the Office of the CEO. “We are excited about the opportunities in the marketing services space, including potential M&A activity, as we seek to accelerate growth and improve profitability. Keith’s background in these areas provides Harte Hanks a significant advantage moving forward.”
About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks’ approximately 4,000 employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com. Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.
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Contact
Robby Tepper, Finsbury
(646) 805-2000